Exhibit 10.7

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [________], by and among Playboy Group, Inc. (formerly known as Mountain Crest Acquisition Corp), a Delaware corporation (the “Company”), and each of the entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, MCAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”) have entered into that certain Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), dated as of September 30, 2020, pursuant to which, on the Effective Date, the Company, Merger Sub and Playboy intend to effect a merger of Merger Sub with and into Playboy (the “Merger”), upon which Merger Sub will cease to exist, Playboy will become a wholly owned subsidiary of the Company and the outstanding shares of Playboy’s common stock will be converted into the right to receive consideration described in the Merger Agreement.

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Merger Agreement, will own, shares of the Company’s common stock, and wishes to provide for the elections of certain members of the Post-Closing Board of Directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                   Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that such Voting Party owns from time to time and may vote in the election of the Company’s directors (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2.                   Election of Boards of Directors. If the closing condition in Section 8.3(o) of the Merger Agreement (the “Closing Condition”) is satisfied at the Closing, each Voting Party agrees to vote all shares of Common Stock it beneficially owns in such manner as may be necessary to elect (and maintain in office) Suying Liu as a member of the Second Class of the Post-Closing Board of Directors as set forth in the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and/or restated from time to time.

3.                   Termination. This Agreement shall terminate upon the first to occur of the following: (i) upon the Closing if the Closing Condition is not satisfied at Closing and is instead waived by Playboy; (ii) the first annual meeting of stockholders of the Company at which the Second Class of the Post-Closing Board of Directors shall be nominated and elected; or (iii) immediately prior to any vote on or with respect to a transaction pursuant to which a person or group other than current stockholders of the Company, or their respective Affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

4.                   Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person.

5.                   Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

6.                   Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the unanimous written consent of (a) the Company, and (b) each of the Voting Parties.

7.                   Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

8.                   Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.                   Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Company’s Post-Closing Board of Directors shall be subject to the laws of Delaware.

10.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11.               Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

12.               Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Voting Agreement is hereby executed effective as of the date first set forth above.

Playboy Group, Inc.
a Delaware corporation

By:
Name: Title:

VOTING PARTIES:

RT-Icon Holding LLC
By: RTM-Icon, LLC, its Manager

By:
Name: Title:

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,

By: Drawbridge Special Opportunities GP LLC, its general partner

By:
Name: Title:

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